UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2010

MAN SHING AGRICULTURAL HOLDINGS, INC.
 (Exact Name of Registrant as Specified in Charter)

Nevada	000-53146	98-0660577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 1005, 10/F, Tower B
Hunghom Commercial Centre
37 Ma Tau Wai Road, Hunghom
Kowloon, Hong Kong
 (Registrant’s Address)

Registrant’s telephone number, including area code: (86) 536-4644888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.Changes in Registrant’s Certifying Accountants

On October 29, 2010, Man Shing Agricultural Holdings, Inc. (the “Company”) dismissed its principal independent accountant, Lake & Associates CPA’s LLC (“Lake”).  The decision to dismiss Lake as the Company's principal independent accountant was approved by the Company's Board of Directors on October 29, 2010.  Lake's report on the Company's financial statements for the fiscal years ended June 30, 2010 and 2009 contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. During the period from July 1, 2008 through the date of Lake's dismissal, there were no disagreements with Lake on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Lake, would have caused Lake to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such period.  None of the reportable events described under Item 304(a)(1)(iv) of Regulation S-K occurred within the period from July 1, 2008 through June 30, 2010 or through the date of this report. The Company has provided Lake with a copy of the foregoing disclosures, and Lake has furnished a letter addressed to the Securities and Exchange Commission stating that it agrees with the statements made by the Company herein, attached hereto as Exhibit 16.1.

On October 29, 2010, the Company engaged BDO Limited (“BDO”) as its new principal independent auditor, effective immediately upon the dismissal of Lake. The decision to engage BDO as the Company's principal independent auditor was approved by the Company's Board of Directors on October 29, 2010. During the period from July 1, 2008 through June 30, 2010, and through the date of BDO’s engagement , the Company did not consult with BDO regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits:

No.	Description
16.1	Letter from Lake, dated November 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 4, 2010	MAN SHING AGRICULTURAL HOLDINGS, INC.

	By:	/s/ Eddie Cheung
Eddie Cheung
Chief Executive Officer

EXHIBIT INDEX

No.	Description
16.1	Letter from Lake, dated November 4, 2010